Exhibit 4.8

This instrument prepared by and
when recorded, please return to:
Troutman Sanders
600 Peachtree Street
Suite 5200                                           CROSS REFERENCE:
Atlanta, Georgia 30308-2216                          RP 4285,
  Attn: Elizabeth Chandler, Esq.                     PAGE 1121,
                                                     Mobile County,
                                                     Alabama records



          FIRST AMENDMENT TO LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES,
              RENTS, ISSUES AND PROFITS AND SECURITY AGREEMENT AND
                                 FIXTURE FILING

    This FIRST AMENDMENT TO LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES, RENTS, ISSUES AND PROFITS AND SECURITY AGREEMENT AND FIXTURE FILING is entered into and executed by and among MOBILE ENERGY SERVICES COMPANY, L.L.C., an Alabama limited liability company ("MESC"), THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MOBILE, ALABAMA ("IDB"; MESC and IDB are collectively referred to herein as "Mortgagor"), and BANKERS TRUST (DELAWARE), not individually, but solely in its capacity as "Collateral Agent" under the Intercreditor Agreement ("Mortgagee").

                                               W I T N E S S E T H:

         WHEREAS, Scott Paper Company ("Lessor") and Mobile Energy Services Company, Inc., an Alabama corporation ("MESC") entered into that certain Supplementary Lease Agreement, dated as of December 12, 1994 (the "Original Lease"), the subject of which was to lease certain improved real property which is more particularly described on Exhibit "B" attached to the Original Lease (the "Original Leased Premises"); and

         WHEREAS, the Original Lease was amended by that certain First Amendment to Supplementary Lease Agreement ("First Lease Amendment"), dated as of July 13, 1995, and that certain Second Amendment to Supplementary Lease Agreement ("Second Lease Amendment"), dated as of August 1, 1995 (the Original Lease, as amended by the First Amendment and the Second Lease Amendment shall be referred to herein as the "Lease"); and

         WHEREAS, MESC is the successor-in-interest to Mobile Energy Services Holdings, Inc., an Alabama corporation, which is formerly known as "Mobile Energy Services Company, Inc.;" and

     WHEREAS, Mortgagor and Mortgagee entered into that certain Leasehold Mortgage, Assignment of Rents, Rents, Issues and Profits and Security Agreement and Fixture Filing (the "Mortgage"), dated as of August 1, 1995 and filed for record in


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RP 4285, Page 1121, in the Office of the Judge of Probate, Mobile County,
Alabama, with respect to certain real property located in Mobile County, Alabama, including, without limitation, the Original Leased Premises; and

         WHEREAS, concurrently herewith, Lessor and MESC are entering into that certain Third Amendment to Supplementary Lease Agreement to change, among other matters, the description of the Original Leased Premises (the "Relocated Premises"), upon the terms and conditions therein contained; and

         WHEREAS, Mortgagor and Mortgagee wish to modify the Mortgage to include that certain portion of the Relocated Premises which was not contained in the Original Leased Premises and for other purposes more particularly described herein.

         NOW, THEREFORE, for and in consideration of the premises described above and of the mutual benefits to be received by the parties each from the other, Mortgagor and Mortgagee do hereby execute this First Amendment and do hereby covenant, certify and agree with each other as follows:

         1. The recitals set forth above are incorporated into the agreement between them for all purposes, and the parties hereby agree that said recitals are true and correct in all material respects. Except as otherwise specified herein, capitalized terms used herein but not defined herein shall have the meanings specified in the Mortgage.

         2. In addition to the Collateral subject to the Mortgage, MESC has bargained and sold, and hereby irrevocably grants, bargains, sells, remises, releases, conveys, warrants, assigns, transfers mortgages, pledges, delivers, grants a security interest, sets over and confirms unto Mortgagee for the benefit and used of the Senior Secured Parties forever, with warranties of title as set forth in Section 4 of the Mortgage, subject to the terms and conditions set forth in the Mortgage, all rights, title and interest of MESC in and to that certain property (the "Additional Collateral") more particularly described on Exhibit "A" attached hereto and by this reference incorporated herein so that from and after the date hereof, the Collateral, as such term is defined in the Mortgage shall include the Additional Collateral.

         3. Following the grant described in Paragraph 2 above, Parcel II described in Exhibit "A", page 2 of 8 of the Mortgage, shall be deleted and that certain parcel of land described on Exhibit "B" attached hereto and by this reference incorporated herein shall be replaced in lieu thereof.

         4. Except as expressly modified hereby, all other terms and provisions of the Mortgage shall remain the same, and shall remain in full force and effect, and the parties hereto do hereby ratify and affirm each and every term thereof. Mortgagor hereby


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reaffirms its obligation and liability under the Mortgage, acknowledges that it has no defenses to said obligation and liability, and further agrees to abide by all terms and provisions of the Mortgage, as amended herein. The terms of this First Amendment shall in no event occasion a release of any of the Collateral. The parties hereto agree that this First Amendment shall not constitute a novation of the Mortgage, or of any security, title or interest created thereby, or of any of the obligations thereunder. To the extent that any of the terms of the Mortgage conflict with or are inconsistent with the terms of this First Amendment, then the terms of this First Amendment shall control.

     That except as specifically modified by the First Amendment, the Mortgage, shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned have duly caused this First Amendment to be duly executed this the 8th day of December, 1995.

                                        "MORTGAGEE"

                                        BANKERS TRUST (DELAWARE),
                                        as Collateral Agent


                                        By:         /s/
                                           Name: James H. Stallkamp
                                           Title: President




                                        "MORTGAGOR"

                                        MOBILE ENERGY SERVICES
                                        COMPANY, L.L.C., an Alabama
                                        limited liability company


                                        By:        /s/
                                           Name: S. Marce Fuller
                                           Title: Vice President



                                        THE INDUSTRIAL DEVELOPMENT
                                        BOARD OF THE CITY OF MOBILE,
                                        ALABAMA


                                        By:         /s/
                                           Name: Robert S. Wilbanks
                                           Title: Secretary

STATE OF Delaware
COUNTY OF Newcastle

     I, the undersigned Notary Public in and for said County in said State, hereby certify that James H. Stallcamp whose name as President of Bankers Trust (Delaware), is signed to the foregoing First Amendment and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

    Given under my hand and seal this the 7th day of December, 1995.

          /s/
Notary Public

[AFFIX NOTARY SEAL]




STATE OF Georgia
COUNTY OF Fulton

     I, the undersigned Notary Public in and for said County in said State, hereby certify that S. Marce Fuller whose name as Vice President of Mobile Energy Services Co., L.L.C., is signed to the foregoing First Amendment and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

    Given under my hand and seal this the 21st day of December, 1995.

        /s/
Notary Public

[AFFIX NOTARY SEAL]

STATE OF Alabama
COUNTY OF Mobile

     I, the undersigned Notary Public in and for said County in said State, hereby certify that Robert Wilbank whose name as Secretary of the Board, is signed to the foregoing First Amendment and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

    Given under my hand and seal this the 17th day of December, 1995.

          /s/
Notary Public

[AFFIX NOTARY SEAL]

                                                    EXHIBIT "A"





Beginning at a point in Lot 11 of Scott Paper Company Subdivision as recorded in Map Book 64, Page 39, in the office of the Judge of Probate of Mobile County, Alabama, said point being 2029.873 feet North and 2185.566 feet East of the Site of the Great Magnolia and at Alabama State Plane Coordinate, West Zone, N 268516.099, E 328173.913; Thence N-41(degree)-44'-09" E for 197.45 ft.; Thence
S-26(degree)-32'-42"-E for 4.30 ft.; Thence S-41(degree)-44'-09"-W for 195.20
ft. to a point on a curve to the left having a radius of 438.37 ft., the chord of which bears N-57(degree)-35'-46"-W for 4.05 ft. for an arc distance of 4.05 ft. to the Point of Beginning. Said parcel lying and being in Lot 11 of the Scott Paper Company Subdivision as recorded in Map Book 64 page 39 in the office of the Judge of Probate of Mobile, County, Alabama, and containing 785.121 square feet, more or less.










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                                                    EXHIBIT "B"



Beginning at a point in Lot 11 of the Scott Paper Company Subdivision as recorded in Map Book 64, Page 39, in the office of the Judge of Probate of Mobile County, Alabama; Said point being 2029.873 feet North and 2185.566 feet East of the Site of the Great Magnolia, and at Alabama State Plan Coordinate, West Zone, NAD 1927, North 268516.099, East 328173.913; Thence N-41(degree)-44'-
09"-E for 197.45 feet; Thence S-26(degree)-32'-42"-E for 123.69 feet; Thence S-34(degree)-20'-56"-E for 96.39 feet; Thence 41(degree)-44'-09"-W for 143.79 feet; Thence Northwesterly, around a curve to the left having a radius of 438.37 feet and a Delta angle of 27(degree)-35'-10", the Chord of which bears N-44(degree)-04'-04"-W for 209.02 feet, for an arc distance of 211.06 feet to the Point of Beginning. Said Parcel lying and being entirely within the boundaries of Lot 11 of the aforesaid Scott Paper Company Subdivision, and containing 0.759 acres, more or less.